Exhibit 99.1
Signatures

KKR Fund Holdings L.P.	January 25, 2011

By: KKR Fund Holdings GP Limited
Its: General Partner

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR Fund Holdings GP Limited	January 25, 2011

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR Group Holdings L.P.	January 25, 2011

By: KKR Group Limited
Its: General Partner

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR Group Limited	January 25, 2011

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR & Co. L.P.	January 25, 2011

By: KKR Management LLC
Its: General Partner

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR Management LLC	January 25, 2011

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Chief Financial Officer

KKR SP Limited	January 25, 2011

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for Johannes P. Huth, Director